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               SECURITIES AND EXCHANGE COMMISSION



                      Washington D.C. 20549





                            FORM 8-K





             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported) July 18, 1995



                   First Western Bancorp, Inc.
     (Exact name of registrant as specified in its charter)


                 Commission file number 0-13882


Pennsylvania                                     25-1461570
(State or other jurisdiction of                 (IRS Employer
incorporation or organization)                  Identification No.)


101 East Washington Street, New Castle, Pennsylvania         16101
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number including area code: (412) 652-8550

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Item 5. Other Events

     On July 18, 1995, First Western's Board of Directors authorized a common stock repurchase program. Under the program, up to five percent of First Western's approximately 5.2 million outstanding shares (totaling up to approximately 250,000 shares) may be repurchased. Shares will be repurchased at current market prices using available corporate funds. Shares will be purchased through a broker or in blocks in accordance with applicable rules of the Securities and Exchange Commission and will be held in treasury for general corporate purposes including various employee benefit plans. The authorization expires on December 31, 1995, unless extended by Board action.


Item 7. Financial Statements and Exhibits

     (a) Financial Statements: None.

     (b) Exhibits:

               10.1 Press Release Announcing Second Quarter Earnings,
                    Share Repurchase Program and Dividend.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                             First Western Bancorp, Inc.
                                             (Registrant)




July 27, 1995                                 /s/ Robert H. Young
                                              -----------------------------
                                              Robert H. Young
                                              Senior Vice President-Finance,
                                              Secretary and Treasurer
                                              (Principal Financial Officer)



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                    First Western Bancorp, Inc.

                      Exhibits to Form 8-K

           For the Current Report Dated July 18, 1995

                          Exhibit Index

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

Exhibit                                                Method of
Number           Description                           Filing
- -------          ----------------------------------    ---------
10.1             Press Release Announcing Second       Filed
                 Quarter Earnings, Share Repurchase    Herewith
                 Program and Dividend.                 page__/__

